LAW\50363\262503.01
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 24, 1997


                       CARLYLE GOLF, INC.
     (Exact Name of Registrant as Specified in its Charter)




    COLORADO              0-24160             84-1218066
(State of Incorporation)(Commission File   (IRS Employer ID
                          Number)            Number)


                 10550 East 54th Avenue, Unit E
                     Denver, Colorado  80239
            (Address of Principal Executive Offices)



                         (303) 371-2889
                 (Registrant's Telephone Number)



Item 5. Other Events

See the Registrant's press release, labeled Exhibit A, attached hereto and incorporated by reference to this report.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 29, 1997           CARLYLE GOLF, INC.


                                   By:
                                      Jerome M. Hause, President


                            EXHIBIT A


                       CARLYLE GOLF, INC.

                          News Release


Company contact:                   Media & Investor Relations:
Jerre Hause, President             Len Turano, President
Carlyle Golf, Inc.                 TKO International
(303)371-2889                      (303)850-7896
www.carlylegolf.com                www.growthstockinvestor.com


                  CARLYLE GOLF EXTENDS WARRANTS


Denver, CO - July 24, 1997 - Carlyle Golf, Inc. (NASDAQ: CRLG, CRLGW) today announced that it will extend the exercise period for its outstanding warrants to purchase common stock. Each of the 1,928,000 warrants presently outstanding entitles the holder thereof to purchase one share of Common Stock at a price of $4.50. The warrants, which would have otherwise expired on August 12, 1997, are now exercisable any time before August 12, 1998. By extending the public warrants, the Company is also extending the Underwriter's warrants to purchase 170,000 units consisting of 170,000 shares and an additional 170,000 warrants to purchase common stock. Jerre Hause, President, stated "We believe that this action will give the holders of our warrants, many of whom were investors in our original public offering three years ago, an opportunity to share in the success we hope to achieve over the next year. The acquisition of Pro-Line Cap Company in January has doubled the size of the Company and that coupled with the growing acceptance of the Carlyle brand makes us optimistic about the Company's performance in the coming years."

The Company also has recently executed an agreement with State of the Art Golf Company to produce a private label line of apparel to be sold throughout the 160 Pro Golf Discount stores and the 1,700 Cadillac dealers across the United States. Mark Lantz, Vice President of the State of the Art Golf Company, Inc. indicated his pleasure in reaching an agreement with Carlyle as it substantially upgrades the quality and look for the line.

Carlyle Golf, Inc. designs, contracts for the manufacture of and markets men's golf apparel to both domestic and international customers including resorts, on-course golf pro shops, and major golf tournaments. Through its headwear division, Pro-Line Cap Company, Carlyle Golf also manufactures athletic headwear which it markets and sells to college bookstores, baseball teams, corporations, and various customers in the golf industry, including its golf apparel customers. Products are sold under both the Carlyle label and the Pro-Line label.

To the extent that this report includes predictions of the Company's future performance or discloses the expectations of the Company as to such performance, such statements are forward looking statements, the accuracy of which cannot be guaranteed by the Company or its management. For example, a downturn in general economic conditions, adverse developments in the "green grass" golf apparel industry, unanticipated problems with order delays by the Company's cutting and sewing contractors or fabric suppliers, or the failure of presently anticipated funding sources to continue, among other possibilities, could cause these forward looking statements to prove to be incorrect.

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